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                                                                     EXHIBIT 2.4

                   FIRST ADDENDUM TO STOCK PURCHASE AGREEMENT

     This addendum is attached to and made a part of that certain Stock Purchase Agreement, entered into the ______ day of _________________, 1998, by and between LITHIA MOTORS, INC., and WILLIAM N. HUTCHINS, shareholder, and HUTCHINS EUGENE NISSAN, INC., dba Hutchins Nissan, and HUTCHINS IMPORTED MOTORS, INC., dba Hutchins Springfield Toyota.

     WHEREAS the parties to the Stock Purchase Agreement desire to amend the above referenced agreement.

     NOW, THEREFORE, the parties agree that the Stock Purchase Agreement shall be amended as follows:

     Paragraph 3.2 is hereby amended to include the following provision:

     "Notwithstanding anything to the contrary contained in this paragraph 3.2, the Audited Acquisition Balance Sheet shall be prepared using the books and records of the Company as of the close of business on June 30, 1998."

     Except as amended above, the undersigned adopt, confirm and ratify the Stock Purchase Agreement as originally drafted and signed.

LITHIA MOTORS, INC.


By:
   ---------------------------------

HUTCHINS EUGENE NISSAN, INC.                         SELLING SHAREHOLDER


By:
   ----------------------------------                -------------------------
     William N. Hutchins, President                    William N. Hutchins

HUTCHINS IMPORTED MOTORS, INC.


By:
   ----------------------------------
     William N. Hutchins, President



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                   SECOND ADDENDUM TO STOCK PURCHASE AGREEMENT


     This addendum is attached to and made part of that certain Stock Purchase Agreement, entered into the _______day of ____________, 1998, by and between LITHIA MOTORS, INC.,and WILLIAM N. HUTCHINS, shareholder, and HUTCHINS EUGENE NISSAN, INC., dba Hutchins Nissan, and HUTCHINS IMPORTED MOTORS, INC., dba Hutchins Springfield Toyota.

     WHEREAS the parties to the Stock Purchase Agreement desire to amend the above referenced agreement.

     NOW, THERFORE, the parties agree that the Stock Purchase Agreement shall be amended as follows:

     Paragraph 4 is hereby amended as follows:

The sentence "The purchase Price shall be stockholder's equity reflected on the Audited Acquisition Balance Sheet plus $4,000,000.00."

To read: The Purchase Price shall be stockholder's equity reflected on the Audited Acquisition Balance Sheet plus $5,000,000.00.

     Paragraph 5.1 is hereby amended as follows:

$5,000.000.00 by wire transfer or cashier's check delivered at Closing.

     Except as amended above , the undersigned adopt, confirm and ratify the Stock Purchase Agreement as originally drafted and signed.

LITHIA MOTORS, INC.


By:
   ------------------------------


HUTCHINS EUGENE NISSAN,INC                           SELLING SHAREHOLDER


By:
   ------------------------------                    ------------------------
   William N. Hutchins, President                      William  N. Hutchins

HUTCHINS IMPORTED MOTORS, INC.


By:
   ------------------------------
   William N. Hutchins, President

                   THIRD ADDENDUM TO STOCK PURCHASE AGREEMENT


     This addendum is attached to and made a part of that certain Stock Purchase Agreement, entered into the June 18, 1998, by and between LITHIA MOTORS, INC., and WILLIAM N. HUTCHINS, shareholder, and HUTCHINS EUGENE NISSAN, INC., dba Hutchins Nissan, and HUTCHINS IMPORTED MOTORS, INC., dba Hutchins Springfield Toyota.

     WHEREAS, William N. Hutchins and his wife, Suzanne M. Hutchins, own all of the capital stock of HUTCHINS IMPORTED MOTORS, INC., which is the sole shareholder of HUTCHINS EUGENE NISSAN, INC.;

     WHEREAS, the Agreement contains certain representations and warranties by the "Shareholders" that the "Shareholders" own all of the capital stock of Hutchins Imported Motors, Inc., and that the "Shareholders" intend to sell all of their right, title and interest in and to said stock;

     WHEREAS, Suzanne M. Hutchins did not join in the execution of the original agreement;

     WHEREAS, Suzanne M. Hutchins intends to sell her stock to Lithia Motors, Inc. in accordance with the terms of this Agreement and desires to adopt, confirm and ratify the terms of the Agreement, as amended; and

     WHEREAS the parties to the Agreement desire to amend the above referenced agreement to reflect the correct stock ownership.

     NOW, THEREFORE, the parties agree that the Stock Purchase Agreement shall be amended as follows:

          The opening paragraph in the Agreement shall read as follows:

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into the 18th day of June, 1998, by and between LITHIA MOTORS, INC., an Oregon corporation ("Lithia"), and WILLIAM N. HUTCHINS and SUZANNE M. HUTCHINS, (the "Shareholders"), and HUTCHINS EUGENE NISSAN, INC., an Oregon corporation, dba Hutchins Nissan, and HUTCHINS IMPORTED MOTORS, INC., an Oregon corporation, dba Hutchins Springfield Toyota (collectively referred to as the "Company").





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                    Paragraph A of the recitals is amended to read as follows:

          The Shareholders are the owners of all of the issued and outstanding shares of capital stock of HUTCHINS IMPORTED MOTORS, INC. (the "Shares").

          The term "Shareholders," as used throughout the Agreement, shall mean William N. Hutchins and Suzanne M. Hutchins, as shareholders of Hutchins Imported Motors, Inc.

          Paragraph 1.2 "Shares" is amended to read "shall mean the aggregate of all shares of capital stock of Hutchins Imported Motors, Inc., regardless of class or series."

     Suzanne M. Hutchins signs this document below for the express purpose of adopting, confirming, and ratifying the Stock Purchase Agreement in its entirety, as amended, with the understanding that by doing so, she intends to and will be bound by the terms and conditions set forth in the Agreement.

     Except as amended above, the undersigned adopt, confirm and ratify the Stock Purchase Agreement as originally drafted and amended in the first and second addenda.

Signed and accepted effective August 10, 1998.

LITHIA MOTORS, INC.


By:
   ------------------------------
Title:  Executive Vice President

HUTCHINS IMPORTED MOTORS, INC.                       SHAREHOLDERS


By:
   ------------------------------                    --------------------------
William N. Hutchins, President                       William N. Hutchins


HUTCHINS EUGENE NISSAN, INC.                         --------------------------
                                                     Suzanne M. Hutchins

By:
   ------------------------------
William N. Hutchins, President